Exhibit 99.1

Press Release

Vuzix Announces Closing of Underwritten Offering and Full Exercise of Over-Allotment Option

Total Gross Proceeds of $6,612,500 from Offering

ROCHESTER, NY (July 11, 2016): Vuzix® Corporation (VUZI), a leading supplier of Video Eyewear and Smart Glasses products in the consumer, enterprise, and entertainment markets, today announced the closing of its underwritten offering relating to the sale of 1,000,000 shares of its common stock at an offering price of $5.75 per share and the full exercise of the over-allotment option granted to the underwriter to purchase an additional 150,000 common shares of its common stock at $5.75 per share. The shares of common stock were sold to both existing and new institutional investors of the Company. Oppenheimer & Co. Inc. acted as the sole underwriter for the offering.

The total gross proceeds from the offering were $6,612,500 before deducting underwriting discounts and commissions and estimated offering expenses of approximately $616,750. The Company intends to use the net proceeds of $5,995,750 from the offering for general corporate purposes, including expanding its products, supporting the launches of its new M300 and M3000 Smart Glasses, expansion of its waveguide volume production equipment, refinement of the Company’s planned 2017 launch of its B3000 binocular waveguide, and for general working capital purposes.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities described herein, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vuzix Corporation

Vuzix is a supplier of Video Eyewear and Smart Glasses products in the consumer, enterprise and entertainment markets. The Company's products include personal display and wearable computing devices that offer users a portable high quality viewing experience, provide solutions for mobility, wearable displays and virtual and augmented reality. Vuzix holds 43 patents and 23 additional patents pending and numerous IP licenses in the Video Eyewear field. The Company has won Consumer Electronics Show (or CES) awards for innovation for the years 2005 to 2016 and several wireless technology innovation awards among others. Founded in 1997, Vuzix is a public company (VUZI) with offices in Rochester, NY, Oxford, UK and Tokyo, Japan.

Forward-Looking Statements Disclaimer

Certain statements contained in this news release are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding the public offering and the intended use of proceeds from the offering. These forward-looking statements are generally identified by words such as "believes," "may," "expects," "anticipates," "should" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially due to risk factors and other items described in more detail in the "Risk Factors" and MD&A sections of the Company's Annual Report and other filings with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sedar.com orwww.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Forward-Looking Statements Disclaimer

Andrew Haag
Managing Partner
IRTH Communications
vuzi@irthcommunications.com
1-866-976-4784

Vuzix Corporation
25 Hendrix Road, Suite A
West Henrietta, NY 14586 USA
Investor Information – Grant Russell
IR@Vuzix.com
Tel: (585) 359-7562